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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          NEXTLINK COMMUNICATIONS, INC.

             (Exact name of registrant as specified in its charter)

        Washington                                    91-1738221
(State of incorporation or                        (I.R.S. Employer
       organization)                              Identification No.)

155 108th Avenue N.E., 8th Fl.
    Bellevue, Washington                                 90084
    (Address of principal                              (Zip Code)
      executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class        Name of each exchange on which
         to be so registered        each class is to be registered

         None                       None


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                Class A Common Stock, par value $.01 per share

                                (Title of class)


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Item 1.             Description of Registrant's Securities to be Registered.

                  The description of the Registrant's Class A Common Stock, par value $.01 per share (the "Common Stock"), is incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-32001) as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on July 24, 1997 and will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act, which prospectus shall be deemed to be incorporated herein by reference.


Item 2.  Exhibits.

                  1. The Articles of Incorporation of the Company is incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (File No. 333-23377) as filed with the Commission under the Securities Act.

                  2. The By-laws of the Registrant are incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (File No. 333-23377) as filed with the Commission under the Securities Act.

                  3. The Specimen of the Registrant's Common Stock Certificate will be filed by amendment to the Registrant's Registration Statement on Form S-1 (File No. 333-32001).




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       NEXTLINK COMMUNICATIONS, INC.



Dated:  August 4, 1997                 By:  /s/ Kathleen H. Iskra
                                          -----------------------
                                          Name: Kathleen H. Iskra
                                          Title: Vice President, Chief
                                                   Financial Officer